Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

Michael D. Dunham, Chairman of the Board
Merge Healthcare
414.977.4000

Merge Healthcare Announces New President and CEO and Additional Members to Board of Directors

Milwaukee, WI, September 6, 2006 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced the appointment of a new President and Chief Executive Officer, Kenneth D. Rardin, and his appointment to the Board of Directors. The company also announced two additional board members, Ambassador Kevin E. Moley and Mr. Kevin G. Quinn. All of these appointments are effective immediately.

CEO Introduction

“We are delighted to announce the addition of Mr. Rardin as President and CEO of Merge Healthcare. Ken brings a strong background to the position complete with previous public company CEO leadership and experience and a solid track record of growing software and healthcare IT companies,” stated Chairman Michael Dunham. “Ken’s leadership will enable Merge to build upon and execute its strategy, and his enthusiasm and energy will allow us to create value for shareholders and customers alike.” Mr. Rardin will also serve as Cedara Software Interim President, with Mr. Robert J. White continuing in his role as President of Merge eMed.

Mr. Rardin has over 25 years of senior executive management experience in the healthcare IT, computer software, and computer services industry. He has managed and successfully grown several high technology companies with both U.S. and international operations, and completed two successful IPO’s (Software AG International and IMNET Systems). Prior to joining Merge Healthcare, Mr. Rardin was Chairman and CEO of Park City Solutions, a leading eHealth company that specialized in Electronic Health Records, systems integration and consulting.

As the founder, Chairman and CEO of IMNET Systems, Inc., Mr. Rardin displayed his abilities to successfully execute his second IPO, and also to transform the company into one of the fastest-growing healthcare information technology companies in the U.S. While at IMNET, Mr. Rardin developed a dual channel sales strategy to sell IMNET’s products directly to large hospitals, IDN’s and hospital chains (i.e.Tenet Healthcare and OrNda Healthcare), and through large healthcare IT vendors such as Cerner Corporation, IDX Systems Corporation, Eclipsys Corporation, McKesson, and many others. Since being purchased by McKesson, the IMNET solution has remained a top selling product.

“I am excited to join Merge Healthcare at such a unique time. Merge Healthcare is the perfect platform on which to build a global leader in clinical applications and solutions. The company has an extensive product suite, a history of satisfied customers, over 700 RIS and/or RIS PACS customers, the largest installed base of diagnostic workstations with thousands of users, a large established OEM channel, and a large and very experienced R&D organization. Merge Healthcare is one of the few U.S. based healthcare IT companies to successfully penetrate the international healthcare market. I have followed Merge Healthcare (Merge, Cedara and eMed) for some time, and understand the potential associated with the business,” commented Rardin. “Our technological leadership, the depth and commitment of our employees, strong culture and market-leading competitive position are valuable assets to help us quickly reestablish market leadership. I’m looking forward to earning the trust of customers, shareholders, and all of our various stakeholder groups as the year progresses.”

New Board Members

Concurrent with Mr. Rardin’s appointment, Merge also announced that it has added two additional board members, Ambassador Kevin E. Moley and Kevin G. Quinn. Ambassador Moley most recently served as the permanent representative of the United States of America to the United Nations and other international organizations in Geneva, Switzerland. Mr. Quinn is the founder of WYE River Group, a private investment advisory company specializing in corporate and public finance.

Chairman Michael Dunham commented, “Ambassador Moley and Mr. Quinn have many years of public company directorship and are valuable additions to the Merge Healthcare board. Their diversified experience will lend operational and strategic expertise to the company as it focuses on its long-term growth in the medical imaging and clinical software industry.”

Ambassador Moley most recently served as the U.S. Permanent Representative to the United Nations and other international organizations. Prior to this position, Ambassador Moley was a private investor and served on the Board of Directors of five publicly held companies and three privately held companies. Additionally, he served as President and CEO of Integrated Medical Systems Inc., then one of the largest physician networking services. From 1992 to 1993 Ambassador Moley served as Deputy Secretary of the U.S. Department of Health and Human Services (HHS). He began his government career at HHS in 1984. Ambassador Moley previously served on the Merge Technologies Board of Directors from 1998 to 2001, and currently serves on the Board of Directors of Cephalon, an international biopharmaceutical company. Ambassador Moley will be able to draw on these experiences to help Merge navigate governmental affairs and the regulatory environment.

Kevin G. Quinn is an attorney with a strong financial background, which will bring value to the Company. He currently serves as principal of WYE River Group, Inc., a private investment and advisory company specializing in corporate and public finance. Prior to this role, Mr. Quinn was Managing Director of Investment Banking at H.C. Wainwright & Co., which served as one of the underwriters of Merge Technologies’ initial public offering. Previous positions include A. Webster Dougherty & Co, where he served as President, and Alex Brown & Sons where Mr. Quinn presided as Managing Director. He currently serves on the Board of Directors of several public and private companies, including CareFirst BlueCross BlueShield, the largest health care insurer in the mid-Atlantic region, as well as Securities Finance Trust Company, Old Mutual Asset Management Trust Company, and Maryland Therapeutic Riding, Inc.

The company will conduct a conference call on Wednesday, September 6, 2006, at 1:00 PM Eastern Daylight Time, to provide a financial and operational update. Investors will have the opportunity to listen to the conference call live via phone or via the Internet.

To access the live call in the US and Canada, call 1.800.639.2197, or International, call 1.706.634.2159. Reference Conference ID #: 4978912. To access the call via the Internet, live or after the event, go to: http://audioevent.mshow.com/307121/.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, the uncertainty created by, the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; costs, risks and effects of the investigation by the Audit Committee of the Board of Directors; the impact of the restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; risks associated with the Company’s possible delisting from the Nasdaq Global Market; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.